Exhibit 99.1

SBA Communications Corporation to Offer $300 Million of Convertible Senior Notes

BOCA RATON, Fla., March 20, 2007. SBA Communications Corporation (NASDAQ: SBAC) (“SBA”) today announced that it intends to offer $300 million of convertible senior notes due 2010. SBA also expects to grant the initial purchasers an option to purchase up to $50 million of additional notes to cover over-allotments. The notes will be offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Upon conversion, the notes may be settled in cash, shares of SBA’s Class A common stock, or a combination of cash and shares of SBA’s Class A common stock. The interest rate, conversion price and other terms will be determined by negotiations between SBA and the initial purchasers of the notes.

Concurrently with the transaction, SBA intends to purchase, with a portion of the offering proceeds, convertible note hedge transactions with affiliates of one or more of the initial purchasers of the notes. These convertible note hedge transactions are intended to reduce the potential dilution to SBA’s Class A common stock resulting from the potential future conversion of the notes. SBA also intends to enter into separate transactions with affiliates of one or more of the initial purchasers to sell warrants to purchase shares of its Class A common stock at an anticipated initial exercise price of $55.00 per share. If the initial purchasers exercise their option to purchase additional notes to cover over-allotments, SBA may sell additional warrants and use a portion of the net proceeds from the sale of the additional notes and the additional warrants to enter into additional convertible note hedge transactions. The counterparties to these hedging transactions, or their affiliates, expect to purchase shares of SBA’s Class A common stock or enter into derivative transactions in SBA Class A common stock concurrently with or shortly after the pricing of the notes.

SBA also expects to use a portion of the net proceeds from the transaction to purchase up to $125 million worth of shares of its Class A common stock. SBA will repurchase these shares contemporaneously with the pricing of the notes, in privately negotiated transactions, through one or more of the initial purchasers or their affiliates. The remaining net proceeds from the sale of the notes and the warrants will be used to finance the future acquisition or construction of towers, the purchase or extension of leases of land underneath its towers, future additional repurchases of SBA’s Class A common stock and/or for general corporate purposes.

Today’s announcement does not constitute an offer to sell or the solicitation of an offer to buy securities. Any offer of the securities will be made only by means of an offering memorandum. The notes and the shares of SBA Class A common stock issuable upon conversion have not been, and will not be, registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

SBA is a leading independent owner and operator of wireless communications infrastructure in the United States. SBA generates revenue from two primary businesses — site leasing and site development services. The primary focus of the Company is the leasing of antenna space on its multi-tenant towers to a variety of wireless service providers under long-term lease contracts. Since it was founded in 1989, SBA has participated in the development of over 25,000 antenna sites in the United States.

For additional information about SBA, please contact Pam Kline, Vice President of Capital Markets, at (561) 995-7670 or visit our website at www.sbasite.com.

This press release includes forward-looking statements regarding SBA’s intention to issue the notes and its intended use of the proceeds, including the maximum amount of shares of Class A common stock that will be repurchased. These forward-looking statements may be affected by risks and uncertainties in the Company’s business market conditions, and the availability of the shares of Class A common stock for repurchase. This information is qualified in its entirety by cautionary statements and risk factor disclosure contained in the Company’s Securities and Exchange Commission filings, including the Company’s annual report on Form 10-K filed with the Commission on March 1, 2007. The Company wishes to caution readers that certain important factors may have affected and could in the future affect the Company’s actual results and could cause the Company’s actual results for subsequent periods to differ materially from those expressed in any forward- looking statement made by or on behalf of the Company, including the risk that the offering of the Notes cannot be successfully completed. The Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.